SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2007

CVS CAREMARK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

CVS/Caremark Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 9, 2007, the Board of Directors of CVS/Caremark Corporation (the “Board”) approved, and CVS/Caremark Corporation (the “Corporation”) effected, a change in the Corporation’s name from CVS/Caremark Corporation to “CVS Caremark Corporation”. The change in the Corporation’s name was effected by means of a merger, pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), of a newly formed, wholly owned subsidiary of the Corporation with and into the Corporation, with the Corporation continuing as the surviving company. In connection with such merger, Article First of the Corporation’s Amended and Restated Certificate of Incorporation was amended, at the effective time of the merger, to read in its entirety as follows: “FIRST: The name of the Corporation is CVS Caremark Corporation”.

The Corporation’s common stock will continue to trade on the New York Stock Exchange under the symbol “CVS”.

Section 8 - Other Events

Item 8.01 Other Events

On May 9, 2007, the Corporation issued a press release announcing that the Board had approved a share repurchase program for up to $5.0 billion of its outstanding common stock. A copy of the press release announcing the approval of the share repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document
99.1	Press Release, dated May 9, 2007, of CVS Caremark Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION
Date:	May 9, 2007	By:	/s/ David B. Rickard

			Name:	David B. Rickard
			Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release, dated May 9, 2007, of CVS Caremark Corporation